Exhibit 23.1



                                              INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Dynex Capital, Inc.:


     We consent to the incorporation by reference in the Registration Statements Nos. 333-22859, 333-10783, 333-10587 and 333-35769 of Dynex Capital, Inc. on
Form S-3 and Registration Statement No. 333-32663 of Dynex Capital, Inc. on Form S-8 of our report dated April 17, 2000, appearing in this Annual Report on Form 10-K of Dynex Capital, Inc. for the year ended December 31, 1999.


DELOITTE & TOUCHE LLP

Richmond, Virginia
April 17, 2000